Exhibit 5.1  Opinion of Cary V. Sorensen

CARY V. SORENSEN
Attorney at Law
Tengasco, Inc.
6021 S. Syracuse Way, Suite 117
Greenwood Village, Colorado 80111

November 21, 2016

Tengasco, Inc.
6021 S. Syracuse Way, Suite 117
Greenwood Village, CO 80111

Ladies and Gentlemen:

I serve as Vice President, General Counsel and Secretary of Tengasco, Inc., a Delaware corporation (the “Company”), and have acted as special counsel to the Company in connection with the Registration Statement on Form S‑1, Registration No. 333‑214149 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to the registration and distribution by the Company of Subscription Rights to purchase up to 12,195,446 shares (the “Shares”) of common stock, par value $.001 per share, of the Company, including the registration and sale of the Shares.

In connection with the foregoing, I have examined originals or copies, satisfactory to me, of the Company’s Certificate of Incorporation and Bylaws as amended to date.  I also have reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies or facsimiles.  As to any facts materials to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates of officers or other representatives of the Company.

I have assumed that at or prior to delivery of the Subscription Rights (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and no stop order suspending its effectiveness will have been issued, and will remain in effect, and (ii) a Prospectus including pricing terms and such other terms as may have been omitted from the Prospectus filed as part of the Registration Statement that is declared effective will have been timely filed with the Commission.

The following opinions are based on and limited solely to the laws of the State of Delaware and the Delaware General Corporation Law.  I express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, I am of the opinion that:

(a) the Subscription Rights have been duly authorized and, upon delivery by the Company of rights certificates, duly executed by the Company and the subscription agent in the manner contemplated by the Prospectus, evidencing the Subscription Rights to its holders of Common Stock, they will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and

(b) the issuance and sale by the Company of up to 12,195,446 Shares of common stock has been duly authorized and when the Shares have been issued and sold in the manner and for the consideration contemplated in the Prospectus, the Shares will be duly and validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use solely in connection with the distribution of the Subscription Rights and the issuance of the Shares by the Company in accordance with the Registration Statement and the Prospectus.  This opinion is rendered as of the date hereof, and I assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Matters” in the Prospectus.  In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Cary V. Sorensen
Cary V. Sorensen, Attorney at Law